Exhibit 32.1

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Amtech Systems, Inc. (the “Company”) on Form 10-Q for the period ended March 31 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jong S. Whang, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Jong S. Whang

Jong S. Whang
President and Chief Executive Officer
Date: May 15, 2007